UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2009 (June 4, 2009)

PC Connection, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-23827	02-0513618
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

Rt. 101A, 730 Milford Road Merrimack, NH	03054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 683-2000

N/A

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairments.

On June 4, 2009, the management and Board of Directors of PC Connection, Inc. (the “Company”) determined to stop further development on the Customer Relationship Management (CRM) module of its internally developed software and to write off capitalized costs associated with that module. Approximately $11.5 million of costs associated with the CRM module have been capitalized as of May 31, 2009, and most or all of these costs will be written off as a special one-time, non-cash impairment charge against income in the quarter ending June 30, 2009. A separate review of the functionality developed to date is underway in order to determine whether any elements of this CRM module can be effectively redirected for other use in the business, thereby recovering some of the costs incurred.

As a result of significant increases recently identified in the estimated costs to complete the CRM module, together with significant extensions of delivery schedules, a positive return on this investment was no longer assured, which resulted in the decision to stop further development. The cost increases were based on May 2009 findings from the Company’s Quality Assurance (“QA”) testing of the CRM module, which underlying code base was found to require more extensive rework and additional development to complete than previously expected. The formal QA testing process began in April 2009.

Future cash expenditures anticipated as a result of this decision are expected to range from $180,000 to $200,000 and will also be recognized as a special charge in the quarter ending June 30, 2009. These expenditures relate primarily to employee severance and contract termination costs.

Previously, the Company successfully developed and deployed software applications relating to the acquisition and management of product information for its sales force. The Company will continue to improve upon its software applications currently in use, as well as review commercially-available CRM alternatives as part of its overall strategic plans.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this report, such as statements concerning the scope and nature of the Company’s non-cash impairment charge, the amount of future cash expenditures, and other statements of a non-historical basis, are “forward-looking” statements that are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. These risks and uncertainties include, among other things, the risks and uncertainties you can find in our press releases and other SEC filings, including the risk factors detailed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended March 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2009	PC CONNECTION, INC.

	By:	/s/ Jack Ferguson
Jack Ferguson Executive Vice President, Treasurer and Chief Financial Officer